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                                                            EXHIBIT 1.A.(5)(d)


                      MERRILL LYNCH LIFE INSURANCE COMPANY
                       Home Office: Little Rock, Arkansas
                     Administrative Office: P.O. Box 44223,
                        Jacksonville, Florida 32231-4223
                                 1-800-535-5549





                               COMPANY NAME CHANGE
                                   ENDORSEMENT



          Effective ________________________________, Tandem Insurance Group,
Inc. merged into Merrill Lynch Life Insurance Company. Merrill Lynch Life Insurance Company is the surviving company. Accordingly, all references in the policy to the name Tandem Insurance Group, Inc. are replaced with the name Merrill Lynch Life Insurance Company as of such date.

          All other provisions of the policy remain unchanged.



                                            ----------------------------------
                                                             Secretary




IMPORTANT:                  This endorsement becomes a part of your policy.
                            It should be attached to and kept with your policy.


Form #             (___/91)